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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                 August 27, 2001
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                Date of Report (date of earliest event reported)



                                STEELCASE INC.
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             (Exact name of registrant as specified in its charter)



        Michigan                     0-13873                    38-0819050
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 (State or other                   (Commission               (I.R.S. Employer
  jurisdiction                     File Number)             Identification No.)
  of incorporation)



                 901 44th Street, Grand Rapids, Michigan 49508
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               (Address of principal executive offices) (Zip Code)



                                 (616) 247-2710
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               Registrant's telephone number, including area code



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          (Former name or former address, if changed since last report)
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ITEM 5.  Other Events.

On August 27, 2001, Steelcase Inc. announced that it had entered into an agreement to acquire PolyVision Corporation for $2.25 in cash per share of common stock. The total purchase price of approximately $176 million includes all of the common and preferred stock of PolyVision and roughly $103 million in PolyVision debt. The proposed transaction is subject to the approval of the shareholders of PolyVision and is expected to be completed in the fourth quarter of calendar year 2001. A copy of the press release containing the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    STEELCASE INC.



Date: August 28, 2001               By:            /s/ James P. Keane
                                       -----------------------------------------
                                                     James P. Keane
                                                  Senior Vice President
                                               and Chief Financial Officer
                                              (Duly Authorized Officer and
                                              Principal Financial Officer)